                                 EXHIBIT 10 (u)

                                TERMINATION OF
                         SUBSIDIARY GUARANTY AGREEMENT

         THIS TERMINATION OF SUBSIDIARY GUARANTY AGREEMENT (the "Termination Agreement") is made and entered into as of this 11th day of September, 1996, by and between ASA INVESTMENTS, INC., a Delaware corporation ("Guarantor") and SUNTRUST BANK, ATLANTA, f/k/a Trust Company Bank (the "Bank").

             W   I   T   N   E   S   E   T   H        T   H   A   T

         WHEREAS, Guarantor has previously executed and delivered to the Bank that certain Subsidiary Guaranty Agreement dated April 20, 1994 (the "Guaranty") under which Guaranty the Guarantor has guaranteed certain obligations owed by Atlantic Southeast Airlines, Inc. to the Bank as described in the Guaranty (collectively the "Subject Obligations"); and


         WHEREAS, notwithstanding that the Subject Obligations shall remain in existence, pursuant and in accordance with Item 9 of the Guaranty, the Bank and the Guarantor desire to terminate the Guarantee so as to relieve the Guarantor from all further responsibility and liability under the Guaranty.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, Ten ($10) Dollars in hand paid by Guarantor to the Bank, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. The parties hereby terminate the Guaranty and agree that the Guaranty shall be of no further or continuing force or effect. The Bank agrees that the Guarantor is hereby relieved of all responsibilities, obligations, and liabilities incurred under or in connection with the Guaranty and shall have no responsibility whatsoever for all or any part of the Subject Obligations. The Bank does hereby for and on behalf of itself and its respective successors and assigns, release, remise and forever discharge Guarantor and all of its respective successors and assigns of and from any and all debts, claims, causes of action, and other amounts arising under or in connection with the Guaranty or the Subject Obligations.

         2. This Termination Agreement shall be governed by the laws of the State of Georgia. This Termination Agreement may be executed in one or more counterparts all of which together shall constitute one and the same original. This Termination Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns, and legal representatives.


           (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Guarantor and the Bank have each caused this Termination Agreement to be executed by its duly authorized officers and its seal to be affixed hereto as of the day and year first above written.


         SUNTRUST BANK, ATLANTA                 ASA INVESTMENTS, INC.
           f/k/a Trust Company Bank


         By: /s/ R. Michael Dunlap              By: /s/ Ronald V. Sapp
             ---------------------------            ----------------------
              Its: Vice President               Its: Treasurer



         By: /s/ Jenna M. Hale
             ---------------------------
             Its: Banking Officer




                                      2